      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 12, 1998
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                         WINDMERE-DURABLE HOLDINGS, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 FLORIDA                                   59-1028301
      -------------------------------                 ----------------------
      (STATE OR OTHER JURISDICTION OF                     (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                             5980 MIAMI LAKES DRIVE
                           MIAMI LAKES, FLORIDA 33014
                                 (305) 362-2611
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             1996 STOCK OPTION PLAN
--------------------------------------------------------------------------------

                               -------------------

                                DAVID M. FRIEDSON
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                         WINDMERE-DURABLE HOLDINGS, INC.
                             5980 MIAMI LAKES DRIVE
                           MIAMI LAKES, FLORIDA 33014
               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 362-2611
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              PAUL BERKOWITZ, ESQ.
                            GREENBERG TRAURIG HOFFMAN
                          LIPOFF ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0685

                               -------------------

                         CALCULATION OF REGISTRATION FEE



=============================================================================================================================
                                                              PROPOSED MAXIMUM          PROPOSED
           TITLE OF SECURITIES              AMOUNT TO BE       OFFERING PRICE       MAXIMUM AGGREGATE          AMOUNT OF
            TO BE REGISTERED                 REGISTERED          PER SHARE(1)       OFFERING PRICE(1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
COMMON STOCK                                  850,000        $10.375 - $25.5625        $17,777,642              $6,130.22
  $.01 PAR VALUE......................        SHARES
=============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of (i) the actual price of $10.375, 14.875 and $24.188 for an aggregate of 250,000, 10,000 and 34,000 options, respectively, to purchase Common Stock being registered, which have already been granted under the 1996 Stock Option Plan, and (ii) the average of the high and low sale price of the Common Stock on April 17, 1998 ($25.5625) with respect to 556,000 shares of Common Stock subject to future grants of options under the 1996 Stock Option Plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1997; and

         (c) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 (File No. 002-28383) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Registrant to indemnify the officers and directors of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-6 below.

ITEM 9.  UNDERTAKINGS

         (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida on April 30, 1998.



                                     WINDMERE-DURABLE HOLDINGS, INC.



                                     By: /s/ David M. Friedson
                                         --------------------------------------
                                         Name:  David M. Friedson
                                         Title: Chairman, President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David M. Friedson and Burton A. Honig his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                 TITLE                                      DATE
              ---------                                 -----                                      ----



        /s/ David M. Friedson          Chairman, President and Chief Executive Officer         April __, 1998
-----------------------------------    (Principal Executive Officer)
         David M. Friedson


        /s/ Harry D. Schulman          Senior Vice President and Chief Financial Officer       April  24, 1998
-----------------------------------    (Principal Financial Officer)
          Harry D. Schulman


         /s/ Burton A. Honig           Vice President - Finance (Principal Accounting          April 22, 1998
-----------------------------------    Officer)
           Burton A. Honig



      /s/ Wendy Sager Pomerantz        Director                                                April 23, 1998
-----------------------------------
        Wendy Sager Pomerantz



         /s/ Jerald I. Rosen           Director                                                April 23, 1998
-----------------------------------
           Jerald I. Rosen



         /s/ Harold Strauss            Director                                                April __, 1998
-----------------------------------
           Harold Strauss



             /s/ Lai Kin               Director                                                April __, 1998
-----------------------------------
               Lai Kin



           /s/ Raymond So              Director                                                April __, 1998
-----------------------------------
             Raymond So



         /s/ Leonard Glazer            Director                                                April 23, 1998
-----------------------------------
           Leonard Glazer



    /s/ Barbara Friedson Garrett       Director                                                April 23, 1998
-----------------------------------
      Barbara Friedson Garrett



        /s/ Felix S. Sabates           Director                                                April 21, 1998
-----------------------------------
          Felix S. Sabates



          /s/ Arnold Thaler            Director                                                April 27, 1998
-----------------------------------
            Arnold Thaler



           /s/ Thomas Kane             Director                                                April 23, 1998
-----------------------------------
             Thomas Kane



           /s/ Susan Ganz              Director                                                April 23, 1998
-----------------------------------
             Susan Ganz



           /s/ Desmond Lai             Director                                                April __, 1998
-----------------------------------
             Desmond Lai


                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                         DESCRIPTION
       -------                         -----------
        4.1 Registrant's Articles of Amendment to the Amended and Restated Articles of Incorporation(1)

        4.2         Registrant's Amended and Restated Bylaws(2)

        4.3         1996 Stock Option Plan(3)

        5.1         Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel,
                    P.A.

       23.1         Consent of Grant Thornton LLP

       23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

       24.1 Power of Attorney is included in the Signatures section of this Registration Statement

----------------------------

(1) Incorporated by reference to Exhibit 3.6 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

(2) Incorporated by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.

(3) Incorporated by reference to Exhibit A filed with the Registrant's Proxy Statement dated April 17, 1997.